Exhibit 99.4

Contact:	Clarke Neumann
Investor Relations
Sequenom, Inc.
(858) 202-9206
cneumann@sequenom.com

SEQUENOM ANNOUNCES $30 MILLION PRIVATE PLACEMENT OF COMMON

STOCK

SAN DIEGO, CA – March 28, 2006 – Sequenom, Inc. (NASDAQ: SQNM) today announced commitments by ComVest Investment Partners II LLC, Pequot Private Equity Fund IV, L.P., and L BI Group, Inc. (an affiliate of Lehman Brothers), for $30 million. Under the terms of the transaction, subject to shareholder approval and other closing conditions, the Company will issue to the investors 54,545,454 shares of common stock as well as 32,727,272 common stock purchase warrants exercisable at $0.70 per share. The transaction is expected to close by May 31, 2006. Net proceeds from the transaction will be used for general working capital needs.

“This financing commitment is a foundational element of our strategy and paves the way for execution of our business plan,” said Harry Stylli, M.B.A., Ph.D., President and Chief Executive Officer of Sequenom.

The private placement shares will be issued under Regulation D of the Securities Act of 1933, as amended. The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements. The Company has committed to prepare and file a registration statement covering the resale of the common stock purchased by the investors within 30 days of closing and will use its best efforts to obtain effectiveness as soon as practical. This press release is not an offer to sell or the solicitation of an offer to buy the shares of common stock or warrants to be issued in the private placement or any other securities of the Company.

About Sequenom

Sequenom is committed to providing the best genetic analysis products that translate genomic science into superior solutions for non-invasive prenatal testing, biomedical research, molecular medicine and agricultural applications. The Company’s proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. The Company has exclusively licensed intellectual property rights for the development and commercialization of non-invasive prenatal genetic tests for use with the MassARRAY system and other platforms.

Sequenom® and MassARRAY® are trademarks of Sequenom, Inc.

Except for the historical information contained herein, the matters set forth in this press release regarding the private placement of common stock, including statements regarding the transaction, shareholder approval, closing conditions, the expected closing and the closing date of the transaction, the use of net proceeds from the transaction, execution of the Company’s business plan, and obtaining an effective registration statement for the resale of the issued securities, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the Company’s ability to complete the transaction described, including the risk that the stockholders fail to approve the transaction or the increase in authorized shares of common stock of the Company and the risk that the Company fails to satisfy any or all of the closing conditions, as well as other risks described from time to time in Sequenom’s SEC filings, including Sequenom’s Annual Report on Form 10-K for the year ended December 31, 2004, and its subsequent filings. These forward-looking statements are based on current information that is likely to change. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Stockholders of the Company are urged to read the Company’s proxy statement for its 2006 annual meeting of stockholders that will include the proposals related to the proposed financing when it becomes available because it will contain important information about the proposed financing transaction and the proposals. The proxy statement will be filed with the SEC by the Company. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of the Company with respect to the proposed financing transaction and related proposals. Information regarding such officers and directors will be included in the Company’s proxy statement for its 2006 annual meeting of stockholders or in other current or periodic reports that will be filed with the SEC. Stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and these other documents may also be obtained for free from the Company by contacting: Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, CA 92121, (858) 202-9000.

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